EXHIBIT 99.1

NEWS RELEASE for November 20, 2003 at 7:35 AM EST

Contact:	Allen & Caron Jay McKeage (investors) jay@allencaron.com (212) 691-8087 or Kari Paskewicz (media) kari@allencaron.com (630) 759-9640	Catalina Lighting, Inc. Stephen Marble Chief Financial Officer (305) 558-4777

CATALINA LIGHTING REPORTS FOURTH QUARTER, FISCAL 2003 RESULTS

Net Income Up 481 Percent Year-to-Year;

Year Is Highlighted by Broad Array of New Product Introductions

MIAMI (November 20, 2003) … Catalina Lighting, Inc. (Nasdaq:CALA), a leading international designer, manufacturer, and distributor of lighting products for residential and office environments, today announced results for its fourth quarter and year ended September 30, 2003. Net income for the year was $5.0 million, or $0.86 per diluted share, a sharp increase over the prior year’s result of $859,000, or $0.18 per diluted share. The fiscal 2003 net income figure includes a non-cash asset impairment charge of $766,000, or $0.13 per diluted share, making the Company’s 2003 earnings on an operating basis $0.99 per diluted share. The non-cash asset impairment charge relates to a decision not to construct non-production related buildings at Catalina’s Chinese manufacturing facility.

Commenting on these results, Catalina CEO Bob Varakian said, “We are obviously pleased with our overall performance, and we feel the Company is well-positioned for continued growth. Our UK and Canadian divisions had solid results, the restructuring of our US Division is now complete, and we expect the US to show improved performance as a result. We have recently completed the most aggressive new product development launch in our history, and customer feedback has been extremely positive.”

Sales for fiscal 2003 were $202.0 million, down 8.3 percent from 2002 sales of $220.3 million. Gross profit for fiscal 2003 was 20.6 percent, up from 19.9 percent for fiscal 2002. During the year, Catalina’s debt was reduced by 28.4 percent, contributing to a 47 percent reduction in interest expense from $6.9 million in fiscal 2002 to $3.7 million in fiscal 2003.

For the fourth quarter ended September 30, 2003, Catalina reported revenues of $47.5 million, down from $56.8 million in the year-earlier period. Gross margin decreased from 19.9 percent to 18.1 percent. Net income for the fourth quarter of fiscal 2003 was $244,000, or $0.04 per diluted share, after the $0.13 per share non-cash charge noted above, versus $1.1 million, or $0.20 per diluted share, in the fourth quarter of fiscal 2002.

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Catalina has introduced a broad range of new products during the past twelve months. Among these are several new categories of task lamps, including executive desk, novelty, and multi-function lamps and a unique series of desk organizer lamps that include a fifteen-piece stationery set. New design lines were also introduced in the torchiere, track, recessed and outdoor lighting categories. Catalina also introduced a new line of furniture with built-in lighting. The new furniture lighting pieces were introduced at the October trade show in High Point, NC, and Catalina believes this line presents a significant incremental opportunity for its business. The Company also developed several lines of products geared specifically to the European market; these include new spotlight designs as well as several new ranges of decorative indoor fixtures.

For the new North America Showroom Division, Catalina plans to introduce over 200 upscale SKUs at the Dallas Lighting Show in January 2004, mostly in the area of decorative hardwire indoor lines of chandeliers, pendants, and bath lighting products. These items will be sold under the Aziano™ trademark and are positioned for the independent lighting showroom industry.

About Catalina Lighting, Inc.

Catalina Lighting, Inc. is a leading international designer, manufacturer, and distributor of residential and office lighting products. The Company’s broad product line includes functional and decorative table lamps; ceiling, wall, recessed, vanity and track lighting fixtures; emergency and outdoor lighting; and chandeliers. Its line is distributed under several brand names, including Catalina®, Dana®, Ring® and Illuminada®. The Company also functions as an OEM, selling goods under its customers’ private labels.

This press release includes statements that constitute “forward-looking” statements, including, without limitation, that the Company believes that it is well positioned for continued growth, that the Company expects its US division to show improved performance, that the Company believes that its new line of furniture with built-in lighting present a significant incremental opportunity and that the Company plans to introduce over 200 upscale SKU’s at the Dallas Lighting show in January 2004. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: general domestic and international economic conditions which may affect consumer spending; the success or failure of the reorganization of the Company’s sales structure; the success or failure of the reorientation of the Company’s brand strategy; reliance on key customers who may delay, cancel or fail to place orders; continued acceptance of the Company’s products in the marketplace; continued strength in sales by the Company’s U.K. business segment; new products and technological changes and delays associated therewith; pressures on product prices and pricing inventories; increases in the costs of labor and raw materials; dependence upon third-party vendors and imports from China, which may limit the Company’s margins or affect the timing of revenue and sales recognition; disruption in local

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and international travel and shipping regimens, particularly in, to, and from Asia; competitive developments, changes in manufacturing and transportation costs, the availability of capital, the ability to satisfy the terms and covenants of credit and loan agreements, and the impact of increases in borrowing costs, each of which affect the Company’s short-term and long-term liquidity; foreign currency exchange rates; changes in the Company’s effective tax rate; the Company’s ability to improve its operating efficiencies or customer service capabilities; the continued success of the Company’s expense control program and improvements in gross profits; unanticipated or unusual costs or expenses; and other risks detailed in the Company’s periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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CATALINA LIGHTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Quarter Ended September 30,		Year Ended September 30,
	2003	2002	2003	2002
	(Unaudited)
Net sales	$47,507	$56,803	$202,017	$220,266
Cost of sales	38,891	45,527	160,392	176,494

Gross profit	8,616	11,276	41,625	43,772

Selling, general and administrative expenses	7,238	8,317	30,031	32,803
Severance and office closing costs	39	29	474	624
Provision for impairment of land use rights	766	—	766	—
Litigation settlement	—	—	—	959

Operating income	573	2,930	10,354	9,386

Other income (expenses)
Interest expense	(718)	(1,107)	(3,664)	(6,858)
Gain (loss) on disposal of property and equipment, net	52	94	84	(869)
Other income (expenses)	192	(220)	628	(363)

Total other expenses	(474)	(1,233)	(2,952)	(8,090)

Income before income taxes	99	1,697	7,402	1,296

Income tax (provision) benefit	145	(569)	(2,412)	(437)

Net income	$244	$1,128	$4,990	$859

Earnings per share
Basic
Earnings per share	$0.04	$0.20	$0.90	$0.18
Weighted average number of shares	5,560	5,562	5,558	4,755

Diluted
Earnings per share	$0.04	$0.20	$0.86	$0.18
Weighted average number of shares	5,841	5,734	5,811	4,834

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